SUB-ITEM 77Q3

AIM Growth Allocation Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 6/30/2009
File number: 811-2699
Series No.:  11

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                       33,248
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                        7,994
        Class C                        7,555
        Class R                        1,179
        Class Y                          138
        Institutional Class                8


74V.  1 Net asset value per share (to nearest cent)
        Class A                         8.48
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         8.31
        Class C                         8.31
        Class R                         8.43
        Class Y                         8.50
        Institutional Class             8.55